EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Sherwin-Williams Company 2025 Equity and Incentive Compensation Plan of our reports dated February 20, 2025, with respect to the consolidated financial statements of The Sherwin-Williams Company and the effectiveness of internal control over financial reporting of The Sherwin-Williams Company included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

April 16, 2025